  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________
SCHEDULE 14A
(RULE 14A – 101)
INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [  ]

Check the appropriate box:
[X]	Preliminary proxy statement.
[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive proxy statement.
[ ]	Definitive additional materials.
[ ]	Soliciting material pursuant to §240.14a-12.

CAPSTONE THERAPEUTICS CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Capstone Therapeutics Corp.
1275 West Washington Street, Suite 104
Tempe, Arizona 85281

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, June 19, 2015

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders of Capstone Therapeutics Corp., a Delaware corporation, (the “Company”), will be held on Friday, June 19, 2015 at 1:00 p.m. (local time) at the offices of the Company, 1275 West Washington Street, Suite 104, Tempe, AZ 85281, for the following purposes:

(1)           To elect one director as a Class III Director to serve until the Annual Meeting of Stockholders to be held in the year 2018, or until a successor is elected and qualified;

(2)           To consider and act upon a proposal to ratify and approve the Company’s 2015 Equity Incentive Plan;

(3)           To consider and act upon a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 150,000,000;

(4)           To ratify the appointment of Moss Adams LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

(5)           To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Stockholders of record at the close of business on April 30, 2015 are entitled to vote at the meeting and at any adjournment or postponement thereof.  Shares can be voted at the meeting only if the holder is present or represented by proxy.  A list of stockholders entitled to vote at the meeting will be open for inspection at the Company’s corporate headquarters for any purpose germane to the meeting during ordinary business hours for 10 days prior to the meeting.

A copy of the Company’s 2014 Annual Report to Stockholders, which includes audited financial statements, is enclosed.  All stockholders are cordially invited to attend the Annual Meeting in person.
By order of the Board of Directors,
John M. Holliman, III
Executive Chairman
Tempe, Arizona
May 8, 2015

IMPORTANT:  It is important that your stockholdings be represented at this meeting.  Whether or not you expect to attend the meeting, please complete, date and sign the enclosed Proxy and mail it promptly in the enclosed envelope to assure representation of your shares.  No postage need be affixed if mailed in the United States.

Capstone Therapeutics Corp.

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, June 19, 2015

TABLE OF CONTENTS

SOLICITATION, EXECUTION AND REVOCATION OF PROXIES	3

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	4
Security Ownership of Certain Beneficial Owners and Management	4
PROPOSAL 1: ELECTION OF DIRECTOR	5
Board Meetings and Committees	7
Compensation of Directors	10

EXECUTIVE OFFICERS	12

EXECUTIVE COMPENSATION	12
Summary Compensation Table	14
Option Grants / Stock Awards	15
Outstanding Equity Awards at Fiscal Year-End	16
Employment Contracts, Termination of Employment, and Change-in-Control Arrangements	17
Report of the Audit Committee of the Board of Directors	18
Code of ETHICS and Corporate Governance	19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	19
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	19
PROPOSAL 2: APPROVAL OF THE CAPSTONE THERAPEUTICS CORP. 2015 EQUITY INCENTIVE PLAN	20
EQUITY COMPENSATION PLANS	22

PROPOSAL 3: APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	22

PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM- MOSS ADAMS LLP	24

PRINCIPAL ACCOUNTING FIRM FEES	24

OTHER MATTERS	25
STOCKHOLDER PROPOSALS	25
ANNUAL REPORT	25
HOUSEHOLDING	25

APPENDIX A: CAPSTONE THERAPEUTICS CORP. 2015 EQUITY INCENTIVE PLAN	26

APPENDIX B: SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	33

1275 West Washington Street, Suite 104
Tempe, Arizona 85281

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, June 19, 2015

SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of Capstone Therapeutics Corp., (the “Company”) for use at the Annual Meeting of Stockholders to be held on Friday, June 19, 2015, at 1:00 p.m., local time, or any adjournment thereof (the “Annual Meeting”) at the offices of the Company, 1275 West Washington Street, Suite 104, Tempe, AZ 85281.  All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies.  If no direction is indicated, the shares will be voted in favor of each proposal to be acted upon at the Annual Meeting described in this Proxy Statement.  The Board of Directors of the Company (the “Board”) is not aware of any other matter which may come before the meeting.  If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary.  If the stockholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer.  If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer’s full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

This Proxy Statement and the Form of Proxy which is enclosed are being mailed to the Company’s stockholders commencing on or about May 8, 2015.  The Proxy Statement and Form of Proxy, as well as the Company’s Annual Report on Form 10-K are available on the Company’s website, www.capstonethx.com.

A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted.  A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.

In addition to the use of the mails, proxies may be solicited by personal conversations or by telephone, telex, facsimile or telegram by the directors, officers and regular employees of the Company.  Such persons will receive no additional compensation for such services.  Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith.  The mailing address of the principal executive offices of the Company is 1275 West Washington Street, Suite 104, Tempe, Arizona 85281.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only stockholders of record at the close of business on April 30, 2015 (the “Record Date”) will be entitled to vote at the Annual Meeting.  On the Record Date, there were issued and outstanding 40,885,411 shares of the Company’s Common Stock.  Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company’s Common Stock held of record on the Record Date.

VOTING PROCEDURES

The presence of a majority of the shares of Common Stock entitled to vote, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting.  Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes.  The Inspector of Election appointed by the Chairman of the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots and shall count all proxies and ballots.  The nominee for director receiving the highest number of affirmative votes (whether or not a majority) cast for the Director by the shares represented at the Annual Meeting and entitled to vote thereon, a quorum being present, shall be elected as a director.  Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.  The affirmative vote of a majority of the outstanding shares of Common Stock is required for the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock.  Therefore, abstentions and broker non-votes will have the same effect as votes against this proposal.  The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required with respect to the approval of the other proposals set forth herein.  Abstentions have the effect of negative votes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock at April 30, 2015 with respect to (i) each person known to the Company to own beneficially more than five percent of the outstanding shares of the Company’s Common Stock, (ii) each director of the Company, (iii) each of the named executive officers and (iv) all directors and executive officers of the Company as a group.  At April 30, 2015, there were 40,885,411 shares of the Company’s Common Stock outstanding.

	Common Stock
	Beneficially Owned (1)
Beneficial Owner	Number	Percent of Class
Eric W. Fangmann (2)	110,000	less than 1%
Fredric J. Feldman (3)	542,064	1.3
John M. Holliman, III (4)	1,430,170	3.4
Elwood D. Howse, Jr. (5)	539,203	1.3
Randolph C. Steer 65)	823,298	2.0
Les M. Taeger (7)	703,280	1.7
BVF Group (8)	7,755,688	19.0
Lloyd Miller, III (9)	7,926,389	19.4
All directors and executive officers as a group (10)	4,148,015	9.4

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities.  In accordance with SEC rules, shares, which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date of the table, are deemed beneficially owned by the optionee.  Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Includes 110,000 shares Mr. Fangmann has a right to acquire upon exercise of stock options.
(3)	Includes 316,500 shares Dr. Feldman has a right to acquire upon exercise of stock options. Voting and investment power shared with spouse.

(4)	Includes 918,000 shares Mr. Holliman has a right to acquire upon exercise of stock options.
(5)	Includes 316,500 shares Mr. Howse has a right to acquire upon exercise of stock options.
(6)	Includes 778,000 shares Dr. Steer has a right to acquire upon exercise of stock options.
(7)	Includes 658,706 shares Mr. Taeger has a right to acquire upon exercise of stock options.
(8)
BVF Group (Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P. BVF Investments, L.L.C., Investment 10, L.L.C., BVF Partners, L.P., BVF Inc.) is not a related party or otherwise affiliated with the Company, its directors or officers, and the principal business office of the Reporting Persons comprising the Group is located at 900 North Michigan Avenue, Suite 1100, Chicago, IL 60611.

(9)
Lloyd Miller, III, is not a related party or otherwise affiliated with the Company, its directors or officers, except that Lloyd Miller, III, recommended Eric W. Fangmann to be a Company Board of Director member and Eric W. Fangmann is the Chief Financial Officer of various business entities associated with Mr. Miller, and the principal business office of the Reporting Person is located at 3300 S. Dixie Highway, Suite 1-365,  West Palm Beach, Florida 33405.

(10)	Includes 3,097,706 shares directors and executive officers have a right to acquire upon exercise of stock options.

The address of each of the listed stockholders, unless noted otherwise, is in care of Capstone Therapeutics Corp., 1275 West Washington Street, Suite 104, Tempe, AZ 85281.

PROPOSAL 1:  ELECTION OF DIRECTOR.

One director is to be elected at the Annual Meeting to serve as a Class III director until the Annual Meeting of Stockholders to be held in the year 2018, or until a successor is elected and qualified Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the Company’s nominee, Elwood D. Howse, Jr., who is currently a Class III Director of the Company.  The nominee for director receiving the highest number of affirmative votes (whether or not a majority) cast for the director by the shares represented at the Annual Meeting and entitled to vote thereon, a quorum being present, shall be elected as a director to serve.  Only affirmative votes are relevant in the election of directors.

Pursuant to the Company’s Certificate of Incorporation, the Board of Directors is classified into three classes, with each class holding office for a three-year period.  The Certificate of Incorporation restricts the removal of directors under certain circumstances.  The number of directors may be increased to a maximum of nine.  On April 28, 2014, the Board of Directors increased the number of directors to four, composed of one director in each of Classes II and III and two directors in Class I.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting.  Stockholders do not have the right to cumulate their votes in the election of directors.  If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy.  It is not expected that any nominee will be unable or will decline to serve as a director.

The name of the nominee for director and of the directors, whose terms continue beyond the Annual Meeting, and certain information about them, are set forth below.

INFORMATION CONCERNING DIRECTORS

Nominee for Class III Director Whose Term Will Expire at the 2018 Annual Meeting

Elwood D. Howse, Jr.  (1) (2) (3)                                                                                    Director since 1987

Elwood D. Howse, Jr., 75, has served as a director of the Company since September 1987.  In 1982, Mr. Howse founded Cable, Howse and Ragen, investment banking and stock brokerage firm, subsequently known as Ragen MacKenzie.  In 1977, Mr. Howse co-founded Cable & Howse Ventures, an early stage venture capital firm focused on technology.  In 1976, he served as Vice President, Corporate Finance, for Foster & Marshall, a northwest stock brokerage firm.  In 1974 he was the Chief Financial Officer of Seattle Stevedore Company and the Miller Produce Company.  Mr. Howse has served as a corporate director and advisor to various public, private and non-profit enterprises.  He served on the board of the National Venture Capital Association and is past President of the Stanford Business School Alumni Association.  He currently serves on the boards of directors of Formotus, Inc., BeneSol Corporation, Stella Therapeutics, Inc. and not-for-profit, Junior Achievement of Washington.  Mr. Howse holds a BS in Engineering from Stanford University and an MBA from Stanford Graduate School of Business.

The Board believes Mr. Howse’s education and experience, particularly Mr. Howse’s financial experience, which qualifies him to be designated as our financial expert on our Audit Committee, brings important financial and business experience to the board and qualifies him to serve on our board.

Class II Director Whose Term Will Expire at the 2017 Annual Meeting

John M. Holliman, III                                                                                                                     Director since 1987

John M. Holliman III, 61, has served as Executive Chairman and Principal Executive Officer of the Company since April 2006 and has served as a director of the Company since September 1987 and as Chairman of the Board of Directors since August 1997.  Since February 1993 he has been a general partner of entities which are the general partners of Valley Ventures, LP (formerly known as Arizona Growth Partners, LP), Valley Ventures II, LP, Valley Ventures III, LP, Valley Ventures III Annex, LP,  all of which are venture capital funds that invest principally in life science companies.

John M. Holliman, III has over thirty years of business experience, including service on the boards of over forty companies, commercial lending experience with major financial institutions, and has been active in venture capital financing for over thirty years, concentrating in the medical/biotech industries.  Mr. Holliman earned a BBA in Finance and a MBA from Southern Methodist University and a Master of International Management from the Thunderbird School of Global Management. During his career Mr. Holliman has gained substantial executive and board level experience in business, finance and operations. The Board believes the experience and knowledge of Mr. Holliman qualifies him to serve on our board.

Class I Directors Whose Terms Will Expire at the 2016 Annual Meeting

Fredric J. Feldman, Ph.D.  (2) (3)                                                                                                 Director since 1991

Fredric J. Feldman, Ph.D., 74, has been the President of FJF Associates, a consultant to health care venture capital and emerging companies, since February 1992 and has served as a director of the Company since 1991.  From September 1995 to June 1996, he was the Chief Executive Officer of Biex, Inc., a women’s healthcare company.  He served as Chief Executive Officer of Oncogenetics, Inc., a cancer genetics reference laboratory, from 1992 to 1995.  Between 1988 and 1992, Dr. Feldman was the President and Chief Executive Officer of Microgenics Corporation, a medical diagnostics company.

Dr. Feldman received his Ph.D. in analytical chemistry from the University of Maryland.  He has been a director of a number of public and private companies involved in the healthcare industry.  The Board believes that Dr. Feldman’s over 40 years of operating, scientific and business experience in the medical/biotech industry qualifies him for service on our board.

Eric W. Fangmann (1)

Eric W. Fangmann, age 45, has served as a director of the Company since June 2014.  Mr. Fangmann has been the Chief Financial Officer for Lloyd I. Miller, III, since 2011.  Mr. Fangmann is also the Acting President and Acting Chief Financial Officer for Pharmos Corporation, a pharmaceutical company, since 2012.  Mr. Fangmann was previously an independent accounting and finance consultant who was principally engaged by public and private entities to assist in independent analysis and other projects.  Mr. Fangmann was appointed by the Board of Directors of Synergy Brands Inc. in 2011 as its chief financial officer and treasurer, and was appointed as officer and/or director of certain of its subsidiaries, to serve in such capacities on an interim basis in connection with certain filings under Chapter 7 of the U.S. bankruptcy code.   From 2005 to 2010, Mr. Fangmann served as Executive Vice President Technology of Frontera Investment, Inc., a publicly held cash and loan company.  Prior to that, Mr. Fangmann has served principally in senior management accounting and finance functions for both public and private entities such as The Upper Deck Company, LLC, PriceSmart, Inc. and Teletrac, Inc.  From 1992 to 1996, Mr. Fangmann worked in the audit division of Arthur Andersen.  Mr. Fangmann also serves on the board of directors of Alliance Semiconductor and Global Agora, LLC.  Mr. Fangmann holds a B.S. in Accountancy - Cum Laude from the University of Missouri, Columbia, Missouri.

Mr. Fangmann was introduced and recommended to the Board as a nominee for director by Lloyd I. Miller, III, a significant shareholder.  The Board believes Mr. Fangmann’s diverse financial experience brings important experience to the Board and qualifies him to serve on our Board.

******
(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Corporate Governance/Nominating Committee

Board Meetings and Committees

The Board of Directors is currently composed of four directors, including three outside directors.  The Board has determined that each director (Dr. Feldman, Mr. Howse and Mr. Fangmann) other than Mr. Holliman is independent under the standards of Nasdaq Listing Rule 5605(a)(2).  The Board of Directors held a total of six meetings during the fiscal year ended December 31, 2014.  No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and any committee on which such director served during the period of such service.  Currently, the Board of Directors does not have a policy regarding director attendance at the Company’s annual meeting of stockholders.  All of the directors attended last year’s annual meeting of stockholders in person.

Independent directors regularly meet in executive sessions without the Executive Chairman or other members of management, to review the criteria upon which the performance of the Executive Chairman is based, the performance of the Executive Chairman against those criteria, to ratify the compensation of the Executive Chairman as approved by the Compensation Committee, and to discuss other relevant matters.

The Board presently has an Audit Committee, a Compensation Committee and a Corporate Governance/Nominating Committee.

Audit Committee

The Audit Committee, which is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), met five times in 2014 and consists of Mr. Howse (Chairman) and Mr. Fangmann.  The Audit Committee assists the Board of Directors in its oversight of financial reporting practices, including the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function.  The Audit Committee appoints the Company’s independent auditor.  The Audit Committee meets independently with representatives of the Company’s independent auditor and with representatives of senior management.  The Committee reviews the general scope of the Company’s annual audit, the fee charged by the independent auditor and other matters relating to internal control systems.  In addition, the Audit Committee is responsible for approving, reviewing and monitoring the performance of non-audit services by the Company’s auditor.  The Audit Committee operates under a written charter that has been adopted by the Board of Directors, a copy of which is available on the Company’s website at www.capstonethx.com.

The Board of Directors has determined that the composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are in accordance with Nasdaq Marketplace Rules for audit committees.  In particular, all Audit Committee members possess the required level of financial literacy, at least one member of the Audit Committee meets the current standard of requisite financial management expertise and the Board of Directors has determined that Elwood D. Howse, Jr., the Chairman of the Audit Committee, is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K of the Securities and Exchange Commission (the “SEC”).  Additionally, all members of the Audit Committee are “independent directors” as defined in Nasdaq Listing Rule 5605(a)(2).

Compensation Committee

The Compensation Committee consists of Dr. Feldman (Chairman) and Mr. Howse. The Committee met one time during 2014.  Each member of the Compensation Committee is an “independent director” as defined in Nasdaq Listing Rule 5605(a)(2) and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code.  The Compensation Committee reviews salaries and benefit programs designed for senior management, officers and directors and administers certain grants under the Company’s stock option plans with a view to ensure that the Company is attracting and retaining highly qualified managers through competitive salary and benefit programs and encouraging extraordinary effort through incentive rewards.  The Compensation Committee does not have a written charter.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee examines and recommends nominations for the Board of Directors and officers of the Company.  The Corporate Governance/Nominating Committee operates under a written charter, a copy of which is posted on our website at www.capstonethx.com.  The Corporate Governance/Nominating Committee has not established a formal policy on Board diversity (differences of viewpoint, professional experience, education, skills, race, gender, national origin, and other qualities and attributes that contribute to board heterogeneity), or minimum standards for Board nominees.  However, the Corporate Governance/Nominating Committee has developed the following outline of core Board skills as a framework for the nominee evaluation process and considers diversity to strengthen the Board where overlapping skills are present.

▪	Operations Experience / Knowledge
o	Pharmaceutical Development
- Basic Research
- IND Process
- Clinical Trial Process
- NDA Process
▪	Scientific Experience / Knowledge
o	Understanding of basic scientific principles in indications under development by the Company

▪	Financial Experience / Knowledge
o	GAAP / Disclosure Controls / SEC Reporting
o	Business Transactions and Strategies
o	Risk Management
▪	Business Experience / Knowledge
o	Organization Management / Corporate Governance
o	Product Market Analysis / Strategy
o	Investor Relations

Accordingly, the Corporate Governance/Nominating Committee generally seeks candidates with chief operating, executive or financial officer experience in complex Biotech/Pharmaceutical organizations; a commitment to give the time and attention to the duties required of them; and evidence of an independent and inquiring mind willing to question management’s assumptions.  When a new director is needed, the Committee seeks recommendations from current directors, officers and business associates.

The Corporate Governance/Nominating Committee consists of Dr. Feldman (Chairman) and Mr. Howse. Each member of the Committee is an “independent director” as defined in Nasdaq Listing Rule 5605 (a)(2).  The Corporate Governance/Nominating Committee met one time during 2014.  For the nomination of the Class III Director to be voted on at our 2015 Annual Meeting, currently scheduled to be held on June 19, 2015, Mr. Howse excused himself from the Nominating Committee and Board of Directors nominating proceedings.

Stockholder Nomination of Director Candidates

The Corporate Governance/Nominating Committee will consider for nomination as a director of the Company any director candidate recommended or nominated by stockholders in accordance with the process outlined below.  Director candidates recommended or nominated by stockholders are not evaluated differently from recommendations or nominations from other sources.

Stockholders wishing to recommend candidates for consideration by the Corporate Governance/ Nominating Committee may do so by providing the candidate’s name, contact details, biographical data, and qualifications in writing to the Corporate Governance/Nominating Committee, c/o Secretary, Capstone Therapeutics Corp., 1275 West Washington Street, Suite 104, Tempe, Arizona 85281.  The Board may change the process for the means by which stockholders may recommend director candidates to the Corporate Governance/Nominating Committee.  Please refer to the Company’s website at www.capstonethx.com and the Company’s SEC filings for any changes to this process.

Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder’s intent to make such nomination is given, either by personal delivery at 1275 West Washington Street, Suite 104, Tempe, Arizona or by United States mail, postage prepaid to Secretary, Capstone Therapeutics Corp., 1275 West Washington Street, Suite 104, Tempe, Arizona 85281, not later than: (i) with respect to the election to be held at an annual meeting of stockholders, 20 days in advance of such meeting; and (ii) with respect to any election to be held at a special meeting of stockholders for the election of directors, the close of business on the fifteenth (15th) day following the date on which notice of such meeting is first given to stockholders.  Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC if such nominee had been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if elected.  The chairman of the stockholders’ meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Board Leadership Structure and Role in Risk Oversight

The Company believes that the value to an organization of a separation of the duties of the Chairman of the Board and Principal Executive Officer depends largely on the operating characteristics and organizational structure of the Company.

Currently, the Company’s operations are focused on pre-clinical studies and small early stage clinical trials.  We have no products close to market and, accordingly, no product marketing, sales or manufacturing activities.  We are a small organization of currently two full-time employees.

The Board believes the Company is at a stage where the Board can effectively perform its oversight responsibilities, including its responsibilities to oversee risk, without a separation of the Chairman and Principal Executive Officer position and that its leadership structure is currently the most efficient way to conduct its business.  The Board administers these oversight responsibilities through review and approval of short and long term strategic plans, annual budgets, annual Company goals and objectives, executive management’s compensation structure, and all transactions, contracts or agreements that could have, in the Board’s opinion, a material effect on the Company.  Additionally, the Board’s Audit Committee assists the Board in its oversight of the Company’s financial reporting process as outlined in this Proxy Statement and the Audit Committee’s Charter.

The Company has a lead independent director (Elwood D. Howse, Jr.), who sets the agenda and leads the periodic meetings of non-executive independent directors.  Under leadership of the lead independent director, the non-executive independent directors privately review and approve the Executive Chairman’s annual goals and objectives and related compensation structure, as well as address any other business matters on which a director believes private discussion is required.

Stockholder Communications with Board

Stockholders wishing to communicate with the Board of Directors or with a Board member should address communications to the Board or to the particular Board member, c/o Secretary, Capstone Therapeutics Corp., 1275 West Washington Street, Suite 104, Tempe, Arizona 85281.  All communications sent in this manner to the Board members will be forwarded directly to the Board.  From time to time, the Board may change the process for the means by which stockholders may communicate with the Board or its members.  Please refer to the Company’s website at www.capstonethx.com for any changes to this process.

COMPENSATION OF DIRECTORS

The following table sets forth compensation awarded to, earned by or paid to the Company’s directors during the last fiscal year.  Mr. John Holliman, III is not included in this table and his compensation as a director is included in the Summary Compensation Table in the Executive Compensation section in this Annual Report on Form 10-K.

Name	Fees Earned	Stock	Option	Non-Equity	Nonqualified	All	Total
	or	Awards	Awards	Incentive	Deferred	other
	Paid in Cash		(1)	Plan	Compensation	Compensation
				Compensation	Earnings
	$	$	$	$	$	$	$
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Eric W. Fangmann	12,000	-	8,000	-	-	-	20,000
Fredric J. Feldman	49,000	-	4,000	-	-	-	53,000
Elwood D. Howse, Jr.	49,000	-	4,000	-	-	-	53,000

(1)
Fair value of the grants at the date of the grants was determined using the Black-Scholes model as described in Note 5 to the Financial Statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2015.

During the year ended December 31, 2014, the Company paid the independent directors Board Fees of $6,000 per quarter.  Mr. Holliman’s Board Fee was $4,000 per quarter.  All directors are eligible for a grant of non-qualified stock options pursuant to the Company’s 2005 Equity Incentive Plan.  On June 10, 2005, the Board of Directors approved an annual award to each director of a non-qualified stock option to purchase 10,000 shares of the Company’s Common Stock.  The Company granted to each director (Holliman, Feldman, Howse) non-qualified options to acquire 10,000 shares at an exercise price of $0.26 per share on January 1, 2014 (fair value of $2,000).  The Company also granted to Mr. Howse and Dr. Feldman non-qualified stock options to acquire 12,000 shares at an exercise price of $0.30 per share on February 6, 2014 (fair value of $2,000), to Mr. Holliman non-qualified stock options to acquire 22,000 shares at an exercise price of $0.30 per share on February 6, 2014 (fair value $5,000), and to Mr. Fangmann, non-qualified stock options to acquire 50,000 shares at an exercise price of $0.21 on June 12, 2014 (fair value $8,000).  These options vested immediately and were granted at the closing market price on the date of grant.   All options have been granted with ten-year terms.

The Board of Directors also approved a cash payment on January 1, 2014, to each director (Holliman $15,000, Feldman $25,000, Howse $25,000) in lieu of the annual award of the Company’s restricted common stock.

Director Outstanding Equity Awards at Fiscal Year-End

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)

John M. Holliman, III	200,000			1.75	5/12/2016
	50,000			1.02	2/21/2018
	125,000			0.45	2/3/2019
	100,000			0.82	2/4/2020
	25,000			0.70	10/30/2018
	65,000			0.17	5/18/2022
	65,000			0.16	8/9/2022
	51,000			0.21	2/28/2023
*	20,167	1,833		0.30	2/6/2024
Eric W. Fangmann	50,000			0.24	6/12/2024

Various directors:
(1) (2) (3)	10,000			4.90	1/2/2016
(1) (2) (3)	25,000			1.75	5/12/2016
(1) (2) (3)	10,000			1.43	1/1/2017
(1) (2) (3)	10,000			1.35	1/1/2018
(1) (3)	25,000			0.70	10/30/2018
(1) (2) (3)	10,000			0.42	1/1/2019
(1) (2) (3)	10,000			0.72	1/1/2020
(1)(2)(3)	10,000			0.58	1/1/2021
(1) (2) (3)	10,000			0.26	1/1/2022
(1) (2)	35,000			0.17	5/18/2022
(1) (2)	42,500			0.16	8/9/2022
(1) (2) (3)	10,000			0.17	1/1/2023
(1) (3)	27,000			0.21	2/28/2023
(1)(2)(3)	10,000			0.26	1/1/2024
(1)(3) *	11,000	1,000		0.30	2/6/2024
Feldman, Fred (1)
Holliman, John (2)	* Vest on 2/6/2015
Howse, Elwood (3)	All other directors options were fully vested on 12/31/2014

EXECUTIVE OFFICERS

The employment of Mr. Holliman and Dr. Steer was terminated effective October 31, 2011.  They continue to perform many of their previous duties and responsibilities under consulting agreements.

The following table sets forth information regarding our executive officers and significant consultant:

Name	Age	Title
John M. Holliman, III	61	Executive Chairman/CEO and Principal Executive Officer
Randolph C. Steet, MD, Ph.D.	65	Consultant
Les M. Taeger	64	Senior Vice President, Chief Financial Officer and
		Principal Financial and Accounting Officer

John M. Holliman, III, became Executive Chairman and Principal Executive Officer of the Company on April 5, 2006 and has served as a director of the Company since September 1987 and as Chairman of the Board of Directors since August 1997.  Since February 1993 he has been a general partner of entities, which are the general partners of Valley Ventures, LP (formerly known as Arizona Growth Partners, LP), Valley Ventures II, LP, Valley Ventures III Annex, LP, all of which are venture capital funds that invest principally in life science companies.

Randolph C. Steer, MD, Ph.D. served as President of the Company from April 5, 2006 until October 31, 2011. Since then, Dr. Steer has provided scientific, regulatory and clinical consulting services to the Company.  Dr. Steer has been an independent pharmaceutical, biotechnology and medical devices consultant since 1989, and has provided services to the Company since 2002.  He has a broad scientific, medical and business background, including extensive experience in pre-clinical, clinical and regulatory affairs, having held key management positions in leading corporations and having served as an advisor to many companies in the United States and abroad.  Dr. Steer has also advised numerous venture capital firms, investment banks and independent investors on the commercial development of drugs, biologics, diagnostics and medical devices.  He has served as Associate Director of Medical Affairs at Marion Laboratories; Medical Director at Ciba Consumer Pharmaceuticals (Ciba-Geigy Corporation); Vice President, Senior Vice President and Member of the Executive Committee at Physicians World Communications Group; Chairman, President and Chief Executive Officer of Advanced Therapeutics Communications International, a global drug regulatory group, and Chairman and Chief Executive Officer of Vicus.com, Inc.  He is a member of the Board of Trustees of the Mayo Clinic and the Board of Directors of Techne Corporation and Vital Therapies, and was a member of the Board of Directors of BioCryst Pharmaceuticals from 1994 to 2009.  Dr. Steer received his MD degree from the Mayo Medical School and his Ph.D. from the University of Minnesota, where he also completed a residency and subspecialty training in clinical and chemical pathology.  He is a Fellow of the American College of Clinical Pharmacology.

Les M. Taeger joined the Company as Senior Vice President and Chief Financial Officer on January 16, 2006.  Mr. Taeger most recently served as Chief Financial Officer of CardioTech International, Inc. (currently AdvanSource Biomaterials Corporation) (“CardioTech”).  CardioTech was a publicly-traded, medical device company that developed, manufactured and sold advanced products for the treatment of cardiovascular disease.  From September 2000 to February 2004, when Mr. Taeger became Chief Financial Officer of CardioTech, Mr. Taeger served as Chief Financial Officer of Gish Biomedical, Inc. (“Gish”).  Gish, which became a subsidiary of CardioTech pursuant to a merger transaction involving the companies in April 2003, specialized in the manufacture and sale of products used in open-heart surgery, vascular access and orthopedic surgery.  Prior to his employment with CardioTech and Gish, Mr. Taeger was employed for over five years as Chief Financial Officer of Cartwright Electronics, Inc., a division of Meggitt, PLC.  Mr. Taeger is a Certified Public Accountant, with a Bachelor’s degree in accounting.

EXECUTIVE COMPENSATION

The Compensation Committee’s Conclusion

The Compensation Committee, at its meeting held at the beginning of each fiscal year, formulates its recommendations regarding which compensation components will be adjusted for the upcoming year and what the performance bonus for the prior year will be.

Board Approval

At the first Compensation Committee meeting of the year, the Compensation Committee reviews the Executive Chairman’s and other executive officers’ compensation and bonuses and presents its recommendations to the Board of Directors.  The final total compensation package decision regarding the Executive Chairman is made by the Independent Directors in an Executive Session without the Executive Chairman or other members of management present, and the final decisions on other executives’ total compensation packages are made by the full Board of Directors.

The following discussion is provided to facilitate stockholder understanding of the named executive officer compensation information included in this Proxy Statement.

Officer and Key Consultant Compensation

On October 13, 2011, the Company’s Board of Directors (the “Board”) adopted a plan to preserve cash during ongoing partnering efforts.  Included in the actions taken was the termination of the employment of John M. Holliman, III, Executive Chairman and Randolph C. Steer, MD, Ph.D., President.  These individuals have continued as consultants, rather than as employees, at consulting rates which would equate to approximately $100,000 per year for Mr. Holliman and $120,000 per year for Dr. Steer.  As employees, their base compensation had been $200,000 for Mr. Holliman and $325,000 for Dr. Steer.  Les M. Taeger, Chief Financial Officer and Senior Vice President has continued as an employee, but his base compensation was reduced from $242,000 per year to $120,000 (increased to $135,000 for 2014) per year.  All of these officers had also been eligible for an annual bonus based on individual and Company performance goals of up to 40% of their base compensation.  The Board’s actions included cancellation of the Company’s bonus plan.  The vested outstanding stock options held by each executive will continue to be exercisable while such executive is serving as a consultant to the Company.

Equity-Based Compensation

We provide a certain level of cash compensation to each executive as both a short-term reward and to focus executive performance on short-term goals that are part of our long-term strategies. Additionally, we use a combination of stock option grants and common stock awards to generate a commitment to, and a long-term investment in, our Company.  Grants and awards were determined based on the position and competitive factors, as well as substantial compensation reductions effective October 31, 2011.

Stock Option Grants

In 2014, the Company granted options to employees to purchase 74,000 shares of the Company’s Common Stock with the exercise price determined by the closing market price on the date of grant ($0.26 to $0.30) and an aggregate grant date fair value of $16,000.  These grants included grants to the named executives (Holliman 32,000 shares, Steer 22,000 shares and Taeger 15,000 shares).

Common Stock Awards

The Company did not grant any common stock awards in 2014.

Fringe Benefits, Perquisites and Retirement Benefits.

Our executive employee participates in group health, dental, life, and disability programs on the same basis as other employees.  No perquisites are provided to executives that in aggregate exceed $10,000 per year.

Joint Venture Bonus Plan

On August 9, 2012, our Board approved a performance-based incentive compensation plan (the “Plan”) for our executive and consultants who were primarily responsible for identifying the investment opportunity for the development of Apo E mimetic peptide AEM-28 and its analogs, a class of Cardiovascular drugs targeting indications related to lowering blood cholesterol levels, completing the formation of the joint venture, LipimetiX Development, LLC (the “JV”), and who will participate in the management of the JV.

The Plan provides for a bonus pool, shared 40% by Mr. Holliman, 40% by Dr. Steer and 20% by Mr. Taeger, of 2.5% of the cash or in-kind distributions from the JV to the Company after the Company has received the return of its initial $6,000,000 investment.  The individuals’ interest in the bonus pool vested 50% upon Board approval of the Plan (August 9, 2012) and vested 50% upon the presentation by the JV to its Members of quantitative/qualitative safety and efficacy results from all protocol-designated endpoints of the AEM-28 Phase 1b/2a clinical trial.  The bonuses are fully vested at December 31, 2014; however, no amounts have been earned as of December 31, 2014.

SUMMARY COMPENSATION TABLE

The following table sets forth, with respect to the years ended December 31, 2014, 2013 and 2012, compensation awarded to, earned by or paid to the Company’s principal executive officer, principal financial officer and key consultant who were serving at the end of the last completed fiscal year (the “named executive officers”).

Name (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (1) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
John M. Holliman, III Executive Chairman (Principal Executive Officer)	2014 2013 2012	100,000 100,000 100,000	- - -	- - 3,000	7,000 7,000 14,000	- - -	- - -	31,000(1) 41,000(1) 16,000(1)	138,000 148,000 133,000
Randolph C. Steer, MD, Ph.D., Consultant (former President)	2014 2013 2012	120,000 120,000 120,000	15,000 - 25,000	- - -	5,000 9,000 12,000	- - -	- - -	- - -	140,000 129,000 157,000
Les M. Taeger Chief Financial Officer (Principal Financial Officer)	2014 2013 2012	135,000 120,000 120,000	- - 25,000	- - -	3,000 6,000 8,000	- - -	- - -	- - -	138,000 126,000 153,000

1.
Mr. Holliman is a member of the Board of Directors and as a director, received compensation of $31,000, $41,000 and $16,000, in cash, in 2014, 2013 and 2012, respectively, and an annual grant of an option to purchase 10,000 shares of the Company’s Common Stock.   Mr. Holliman received total director’s compensation (Board fees, stock awards and option grants) of $38,000, $48,000 and $20,000 in 2014, 2013 and 2012, respectively, as more fully described in the Compensation of Directors section of this Proxy Statement.  Fair value of the grants at the date of the grants was determined using the Black-Scholes model as described, for 2014, in Note 5 to the Financial Statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2015, for 2013, in Note 5 to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2014 and for 2012, in Note 5 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2013.

OPTION GRANTS / STOCK AWARDS

The following table sets forth information about stock option grants and stock awards during the last completed fiscal year to the executive officers named in the Summary Compensation Table.

Grants of Plan-based Awards
Name (a)	Grant Date (b)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Share) (k)	Grant Date Fair Value of Stock and Option Awards (1) ($) (l)
John M. Holliman, III Executive Chairman	1/1/14 2/6/14	- -	10,000 22,000	0.26 0.30	2,000 5,000
Randolph C. Steer, MD, Ph.D. Consultant	2/6/14	-	22,000	0.30	5,000
Les M. Taeger Chief Financial Officer	2/6/14	- -	15,000	0.30	3,000

Fair value of the grants at the date of the grants was determined using the Black-Scholes model as described in Note 5 to the Financial Statements included in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(e)	(f)
John M. Holliman	10,000	-	4.90	1/2/2016
	25,000	-	1.75	5/12/2016
	200,000	-	1.75	5/12/2016
	10,000	-	1.43	12/31/2017
	10,000	-	1.35	12/31/2018
	50,000	-	1.02	2/21/2018
	25,000	-	0.70	10/30/2018
	10,000	-	0.42	1/1/2019
	125,000	-	0.45	2/3/2019
	10,000	-	0.72	1/1/2020
	100,000		0.82	2/4/2020
	10,000	-	0.58	1/1/2021
	10,000	-	0.26	1/1/2022
	65,000	-	0.17	5/18/2022
	65,000	-	0.16	8/9/2022
	10,000	-	0.17	1/1/2023
	51,000	-	0.21	2/28/2023
	10,000	-	0.26	1/1/2024
*	20,167	1,833	0.30	2/6/2024
Randolph C. Steer, MD, Ph.D.	200,000	-	1.75	5/12/2016
	50,000	-	1.53	5/21/2017
	50,000	-	1.02	2/21/2018
	75,000	-	0.45	2/3/2019
	50,000	-	0.82	2/4/2020
	50,000	-	0.67	1/17/2021
	65,000	-	0.17	5/18/2022
	65,000		0.16	8/9/2022
	51,000	-	0.21	2/28/2023
	10,000	-	0.35	10/25/2023
*	20,167	1,833	0.3	2/6/2024
Les M. Taeger	150,000	-	5.15	1/16/2016
	150,000	-	1.70	6/2/2016
	14,706	-	1.02	2/21/2018
	50,000	-	0.45	2/3/2019
	35,000	-	0.82	2/4/2020
	25,000	-	0.67	1/17/2021
	45,000	-	0.17	5/18/2022
	45,000	-	0.16	8/9/2022
	29,000	-	0.21	2/28/2023
	10,000	-	0.35	10/25/2023
*	13,750	1,250	0.30	2/6/2024
* Vest on 2/6/2015

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND
CHANGE-IN-CONTROL ARRANGEMENTS

Effective April 5, 2006, Mr. John M. Holliman, III, became Executive Chairman and Principal Executive Officer.   On May 12, 2006, the Company entered into an agreement to compensate Mr. Holliman for his services as the Company’s Executive Chairman and principal executive officer (the “Holliman Agreement”).

Effective October 31, 2011, the employment of Mr. Holliman was terminated, which resulted in the acceleration of the vesting of the options to purchase shares of the Company’s common stock held by Mr. Holliman, so that his options became exercisable, and payment of his severance benefit.  Subsequent to October 31, 2011, Mr. Holliman has continued his role as Executive Chairman under a consulting agreement, which provides for compensation at an annual rate of $100,000.  Mr. Holliman did not receive a bonus in 2014.

Effective April 5, 2006, Randolph C. Steer, MD, Ph.D., became President of the Company.  Dr. Steer has performed services for the Company since 2002.  On May 12, 2006, the Company also entered into an agreement with Randolph C. Steer, MD, Ph.D., to compensate Dr. Steer for his services as the Company’s President and Chief Operating Officer (the “Steer Agreement”).

Effective October 31, 2011, the employment of Dr. Steer was terminated which resulted in the acceleration of the vesting of the options to purchase shares of the Company’s common stock held by Dr. Steer, so that his options became exercisable, and payment of his severance benefits.  Subsequent to October 31, 2011, Dr. Steer has continued to provide services under a consulting agreement, which provides for compensation at an annual rate of $120,000.  Dr. Steer received a $15,000 bonus in 2014.

On January 10, 2006, the Company entered into an employment agreement with Les M. Taeger, dated as of January 10, 2006, effective as of January 16, 2006 (the “Taeger Employment Agreement”), pursuant to which Mr. Taeger serves as the Company’s Senior Vice President / Chief Financial Officer.  Under the Taeger Employment Agreement, Mr. Taeger may be terminated at any time, with or without cause, at the option of either the Company or Mr. Taeger.  Mr. Taeger receives medical, dental and other fringe benefits generally granted to the Company’s senior management.

Effective October 31, 2011, Mr. Taeger’s annual base salary was reduced to $120,000 and the Company’s bonus plan was terminated.  Mr. Taeger did not receive a bonus in 2014.  Mr. Taeger’s salary for 2014 was increased to $135,000.

Under the Company’s stock option plans, upon the occurrence of a merger in which the Company is not the surviving entity, a sale of substantially all of the assets of the Company, an acquisition by a third party of 100% of the Company’s outstanding equity securities or a similar reorganization of the Company, 75% of all unvested options will vest, with the balance vesting equally over 12 months or according to the individual’s vesting schedule, whichever is earlier.  If the option holder loses his position with the Company as a result of the merger or sale, 100% of his options will immediately vest.  Additionally, the Company’s 1997 Stock Option Plan and 2005 Equity Incentive Plan provide that, upon a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, outstanding options shall be substituted on an equitable basis for options for appropriate shares of the surviving corporation, or optionees shall receive cash in exchange for cancellation of outstanding options.

At December 31, 2014, unvested options held by named executive officers had no intrinsic value and accelerated vesting clauses, if triggered at December 31, 2014, would have provided no additional compensation to the named executive officers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The role of the Audit Committee (the “Audit Committee”) is to assist the Board of Directors in its oversight of the Company’s financial reporting process.  Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The Company’s independent registered public accountant is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

Among other matters, the Audit Committee monitors and oversees the activities and performance of the external independent registered public accountant, including the audit scope, external audit fees, and auditor independence matters.  The Audit Committee also is responsible for approving non-audit services proposed to be performed by the independent auditor.  The Audit Committee has responsibility to appoint and dismiss the Company’s independent auditor.  Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements with management and the independent registered public accountant.  The Audit Committee has also discussed with the independent registered public accountant the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16.  Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accountant the independent registered public accountant’s independence.  The Audit Committee met four times in 2013, each time meeting separately with the independent registered public accountant without the presence of management.

Based upon the above review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Audit Committee:
Elwood D. Howse, Jr. (Chairman)
Eric W. Fangmann

The foregoing report of the Audit Committee of the Company’s Board of Directors shall not be deemed soliciting material or otherwise deemed filed and shall not be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, or deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended,  except to the extent that we specifically incorporate the Report by reference therein.

CODE OF ETHICS AND CORPORATE GOVERNANCE

The Company has adopted a code of ethics that applies to all of its employees and has particular sections that apply only to its principal executive officer and senior financial officers.  The Company has posted the text of its code of ethics on its website (www.capstonethx.com), under the “Investors” section under the link “Corporate Governance” and “Code of Ethics.”  In addition, the Company will promptly disclose on its website (1) the nature of any amendment to its code of ethics that applies to its principal executive officer and senior financial officers, and (2) the nature of any waiver, including an implicit waiver, from a provision of its code of ethics that is granted to one of these specified officers, the name of such officer who is granted the waiver and the date of the waiver.

The full Board of Directors addresses all matters regarding corporate governance (that is, the relationships of the Board, the stockholders and management in determining the direction and performance of the Company) and the procedural rules regarding the operation of the Board itself.  As such, the Board reviews all proposals submitted by stockholders for action at the annual stockholders’ meeting with regards to each such proposal.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors reviews transactions with related parties, but has no formal policies in place with respect to such reviews or the approval of such transactions.  During 2014 there were no reported related party transactions with directors, executive officers or other related parties, which might have required disclosure under SEC rules or which were otherwise material to the Company.

The Company has entered into indemnity agreements with all of its directors, officers and key consultants for the indemnification of and advancing of expenses to such persons to the fullest extent permitted by law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, its executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the SEC.  Specific due dates for these reports have been established, and the Company is required to disclose any failure to file by these dates.  The Company believes that all of these filing requirements were satisfied during the year ended December 31, 2014, except that the Form 4 reporting on February 6, 2014 for stock option grants to Frederic J. Feldman, John M. Holliman, Elwood D. Howse, Randolph C. Steer and Les M. Taeger for 12,000, 22,000, 12,000, 22,000 and 15,000 shares respectively were not timely filed, but were filed on February 13, 2014.

In making these disclosures, the Company has relied solely on written representations of those persons it knows to be subject to the reporting requirements and copies of the reports that they have filed with the SEC.

A list of directors, executive officers and persons holding more than 10% of the Company’s Common Stock is included in Item 12 under the caption “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in this Proxy Statement.

PROPOSAL 2:  RATIFICATION AND APPROVAL OF CAPSTONE THERAPEUTICS CORP. 2015 EQUITY INCENTIVE PLAN.

Overview

Capstone’s 2005 Equity Incentive Plan expired on April 15, 2015.  As such, Capstone Therapeutics Corp. is proposing its 2015 Equity Incentive Plan (the “2015 Plan”) to create a new pool of available securities for issuance to its employees, directors and appropriate third parties. The stated purposes of the 2015 Equity Incentive Plan are to attract and retain the best available employees and directors of the Company or any Subsidiary which now exists or hereafter is organized or acquired by the Company, as well as appropriate third parties who can provide valuable services to the Company, to provide additional incentive to such persons and to promote the success and growth of the Company.  The Company currently has two employees and four non-employee members on its Board who may participate in the 2015 Plan.  We also may provide grants to appropriate third parties in the future as provided in the 2015 Plan.

The 2015 Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock shares and restricted stock units.  A maximum of 1,000,000 shares may be issued under the 2015 Plan and no person may receive awards for more than 300,000 shares in any calendar year.

Vote Required for Plan

The 2015 Plan will be submitted to the stockholders for approval in order to satisfy applicable SEC  and Internal Revenue Code requirements. Any awards granted prior to such stockholder approval shall be expressly conditioned upon such stockholder approval of the Plan.  The affirmative vote of a majority of the votes cast is required to approve the 2015 Plan.  The following is a summary of the material terms and provisions of the 2015 Plan.  This summary is qualified in its entirety by reference to the complete text of the 2015 Plan, which is attached to this Proxy Statement as Appendix A.

Principal Features of the Equity Incentive Plan

The 2015 Plan will be administered by a committee (the “Committee”) designated by the Company’s Board of Directors.  For purposes of the power to grant awards to Company directors, the Committee shall consist of the entire Board.  For other 2015 Plan purposes, the 2015 Plan shall be administered by a committee designated by the Board to administer the 2015 Plan and shall initially be the Compensation Committee of the Board.  The Committee may delegate some of its responsibilities and powers to any executive officer or officers of the Company selected by it.

Stock Options.  Options may be incentive stock options (“ISOs”) or non-qualified stock options (“NSOs”); provided, however, that incentive stock options may not be granted to directors or other non-employees. The exercise price for any option shall not be less than one hundred percent of the fair market value of the shares on the date of grant.

Each option grant will be evidenced by a stock option agreement containing the terms and conditions required by the 2015 Plan and such other terms as the Committee may deem appropriate in each case. Each stock option agreement shall state the period or periods of time within which an option may be exercised, as determined by the Committee. Options will have a maximum exercise term of ten years from the date of grant.  The Committee does not have the authority to “reprice” options.

Stock Appreciation Rights.  Stock Appreciation Rights (“SARs”) provide a benefit that is measured by the appreciation in value of the Company’s stock over a period of time. Each SAR grant will be evidenced by an agreement containing the terms and conditions required by the 2015 Plan and such other terms as the Committee may deem appropriate in each case. Upon the exercise of SARs, the Grantee (as defined in the 2015 Plan) will receive an amount determined by multiplying (1) the difference obtained by subtracting the value of Company stock on the grant date from the value of Company stock on the exercise date, by (2) the number of SARs exercised.  The Committee may elect to pay the amount payable in cash, in shares of Company stock, or in some combination thereof.

Restricted Stock.  Restricted Stock Awards may consist of shares issued subject to forfeiture if specified conditions are not satisfied (“Restricted Stock Shares”) or agreements to issue shares of Common Stock in the future if specified conditions are satisfied (“Restricted Stock Units”).  The Committee will determine the eligible persons to whom and the times at which restricted stock awards will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and any other terms and conditions of the awards.

Grants of restricted stock may be conditioned upon the attainment of specified performance goals or other criteria determined by the Committee. Unless otherwise provided in the applicable agreement, the portion of the restricted stock award still subject to restriction will be forfeited by the Grantee upon termination of the Grantee’s service for any reason.  If and when the applicable restrictions lapse, unrestricted certificates for such shares will be delivered to the Grantee.

Change of Control. Upon a Change of Control (as defined in the 2015 Plan), 75% of the unvested Awards (as defined in the 2015 Plan) held by each Grantee shall automatically become vested.  The balance of each Grantee’s unvested Awards will vest in 12 equal monthly installments following the occurrence of a Change of Control, or according to the Grantee’s individual vesting schedule, whichever is earlier.  If a Grantee loses his position with the Company as a result of or subsequent to the occurrence of a Change of Control, 100% of the unexpired and unvested Awards granted pursuant to the 2015 Plan held by such Grantee shall automatically become vested upon such loss of position.

Amendment of the 2015 Plan.  The Board may from time to time amend, modify, suspend or terminate the 2015 Plan; provided, however, that no such action shall (a) impair without the Grantee’s consent any Award theretofore granted under the Plan or (b) be made without stockholder approval where such approval would be required as a condition of compliance with the Code or other applicable laws or regulatory requirements.

Certain Federal Income Tax Consequences of the 2015 Plan

The following is a brief summary of the principal income tax consequences under the Internal Revenue Code (the “Code”) of awards made under the 2015 Plan.

Nonqualified Stock Options. A Grantee will not recognize taxable income at the time an NSO is granted. Upon exercise of the NSO, a Grantee will recognize compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The amount of such difference will be a deductible expense to the Company for tax purposes.

Incentive Stock Options. A Grantee, upon exercise of an ISO, will not recognize taxable income, if the Grantee complies with two separate holding periods: shares acquired upon exercise of an ISO must be held for at least two years after the date of grant and for at least one year after the date of exercise.  The difference between the exercise price and the fair market value of the stock at the date of exercise is, however, a tax preference item.  When the shares of stock received pursuant to the exercise of an ISO are sold or otherwise disposed of in a taxable transaction, the optionee will recognize a capital gain or loss, measured by the difference between the exercise price and the amount realized.

Ordinarily, an employer granting ISOs will not be allowed any business expense deduction with respect to stock issued upon exercise of an ISO.  However, if all of the requirements for an ISO are met except for the holding period rules set forth above, the Grantee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as capital gain.  The Company will be allowed a corresponding business expense deduction to the extent of the amount of the Grantee’s ordinary income.

Stock Appreciation Rights.  A participant will not recognize taxable income upon the grant of an SAR. Upon the exercise of an SAR, the amount paid or the value of stock delivered to the Grantee will constitute compensation taxable to the Grantee as ordinary income.  The Company is generally entitled to an income tax deduction for any compensation income taxed to the Grantee upon exercise of an SAR.

Restricted Stock Shares.  A Grantee receiving a restricted stock award will generally recognize ordinary income in an amount equal to the fair market value of the stock at the time the stock is no longer subject to forfeiture. While the restrictions are in effect, the Grantee will recognize compensation income equal to the amount of any dividends received and the Company will be allowed a deduction for that amount. A Grantee may elect, under Section 83(b) of the Code, within 30 days of the stock grant to recognize taxable ordinary income on the date of grant equal to the fair market value of the shares (determined without regard to the restrictions) on such date. The Company will generally be entitled to a deduction equal to the amount that is taxable as ordinary income to the Grantee in the year that such income is taxable.

Restricted Stock Units.  A Grantee who has been granted restricted stock units will not recognize taxable income until the applicable restriction has lapsed.  The Grantee will then recognize taxable income equal to the fair market value of the shares delivered or the amount of cash paid. The Company is generally entitled to an income tax deduction for any compensation income taxed to the grantee.

The Board recommends a vote in favor of the ratification and approval of the Capstone Therapeutics Corp. 2015 Equity Incentive Plan.

EQUITY COMPENSATION PLANS

The following provides tabular disclosure of the number of securities to be issued upon the exercise of outstanding options, the weighted average exercise price of outstanding options, and the number of securities remaining available for future issuance under equity compensation plans as of December 31, 2014, aggregated into two categories - plans that have been approved by stockholders and plans that have not.  See Note 5 to the Financial Statements included in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2015, for additional information on our equity compensation plans.

	Number of securities to	Weighted average	Number of securities remaining
	be issued upon exercise	exercise price of	available for future issuance
	of outstanding options,	outstanding options,	under equity compensation plans
	warrants and rights	warrants and rights	(excluding securities reflected in
column (a)
Plan Category:	(c)	(b)	(c)
Equity Compensation Plans
approved by Security Holders	3,022,706	$1.06	495,519
Equity Compensation Plans
not approved by Security Holders	N/A	N/A	N/A
Total	3,022,706	$1.06	495,519

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Officers, directors and employees of the Company have an interest in a matter being presented for stockholder approval.  Stockholder approval of the Capstone Therapeutics Corp. 2015 Equity Incentive Plan is required in order to grant officers, directors and employees of the Company securities under such Plan and is being presented as Proposal No. 2 in this Proxy Statement.

PROPOSAL 3: APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The stockholders are being asked to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to increase the number of authorized shares of Common Stock from 100,000,000 to150,000,000.  In April 2015, the Company’s Board of Directors adopted resolutions approving and authorizing the amendment and directing that the amendment be submitted to a vote of the stockholders at the 2015 Annual Meeting.  The Board determined that the amendment is in the best interests of the Company and its stockholders and unanimously recommends approval by the stockholders.  If the proposed amendment is approved by the stockholders, the Board currently intends to file with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Incorporation reflecting such amendment as soon as practicable following stockholder approval.  The following summary is qualified in its entirety by reference to a Second Amended and Restated Certificate of Incorporation of Capstone Therapeutics Corp., which contains the proposed amendment and is attached as Appendix B to this Proxy Statement.

The Restated Certificate currently authorizes the issuance of up to 102,000,000 shares of stock, of which 100,000,000 shares are designated as Common Stock, par value $.0005 per share, and 2,000,000 shares are designated as Preferred Stock, par value $.0005 per share.  The proposed amendment will not, if adopted, result in an increase in the number of authorized shares of Preferred Stock.  Of the 100,000,000 authorized shares of Common Stock currently authorized, as of the close of business on April 30, 2015, there were 40,885,411 shares of the Company’s Common Stock issued and outstanding.  In addition, the Company has reserved 1,000,000 shares of Common Stock for issuance pursuant to the Company’s 2015 Equity Incentive Plan.  Currently, the Company has 3,186,706 shares reserved for issuance under its 2005 Equity Incentive Plan. This plan expired on April 15, 2015, and therefore no additional reservations are necessary under this plan. No shares of Preferred Stock are issued and outstanding.

The Board of Directors has proposed this increase in authorized common shares to ensure that the Company has sufficient common shares available for corporate purposes including, without limitation, effecting equity or equity-linked financings and acquisitions, establishing strategic relationships with corporate and other partners, providing equity incentives to employees, and funding stock dividends, stock splits or other recapitalizations.  In particular, the Company believes that in order to continue development activities of its technologies, including AEM-28 and AEM-28-02, the Company will need additional funding in the future.  This funding may be obtained through, among other alternatives, public or private issuance of equity or equity-linked debt.  In order to be positioned to timely take full advantage of market and other conditions suitable for equity related financings, the Board of Directors believes the Company must increase the number of its authorized Common Stock.  As of the date of this Proxy Statement, the company has not entered into any agreement to issue additional equity in the near future, but the Company is currently evaluating available funding alternatives to fund development of its technologies, including through the issuance of new equity.  Any decision to issue equity, including any equity authorized by the proposed increase in authorized Common Stock, will depend on, among other things, the Company’s evaluation of its funding needs, developments in its business and technologies, current and expected future market conditions and other factors.

As is the case with the current authorized but unissued Common Stock, the additional Common Stock authorized by this proposed amendment could be issued upon approval by the Board of Directors, without further vote of the stockholders of the Company except as may be required in particular cases by the Company’s Restated Certificate of Incorporation, applicable law, or regulatory agencies.  Under the Company’s Restated Certificate, stockholders do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership interest in the Company.  In addition, if the Company issues additional shares of Common Stock or securities convertible into or exercisable for Common Stock, such issuance would have a dilutive effect on the voting power and could have a dilutive effect on future earnings per share, if any, of the Company’s currently outstanding Common Stock.

The proposed amendment to the Restated Certificate could also, under certain circumstances, have an anti-takeover effect.  The proposed increase in the number of authorized shares of Common Stock may discourage or make it more difficult to effect a change in control of the Company.  For example, the Company could issue additional shares to dilute the voting power of, create voting impediments for, or otherwise frustrate the efforts of, persons seeking to take over or gain control of the Company, whether or not the change in control is favored by a majority of the Company’s unaffiliated stockholders.  The Company could also privately place shares of Common Stock with purchasers who would side with the Board in opposing a hostile takeover bid.  The Board is not aware of any plans for or attempt to take control of the Company.

If approved, the amendment would amend and restate the first paragraph of Section 5 of the Restated Certificate as follows:

“Authorized Capital.  The total number of shares of stock which the Corporation shall have the authority to issue is 152,000,000 shares, consisting of 150,000,000 shares of common stock having a par value of $.0005 per share (the “Common Stock”) and 2,000,000 shares of preferred stock having a par value of $.0005 per share (the “Preferred Stock”).”

The proposed Second Amended and Restated Certificate of Incorporation of Capstone Therapeutics Corp., which contains the above amendment, is attached to this Proxy Statement as Appendix B.

The Board of Directors Unanimously Recommends That You Vote “For” the Proposed Amendment to the Amended and Restated Certificate of Incorporation.

PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM – MOSS ADAMS LLP

The Board of Directors is submitting the selection of the independent registered public accounting firm for the year ending December 31, 2015, for stockholder ratification at our 2015 Annual Meeting and recommends that stockholders vote FOR ratification of such appointment.

In the event the stockholders fail to ratify the appointment, the Audit Committee will consider it a direction to consider other accounting firms for the subsequent year.  Moss Adams LLP representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2015 FISCAL YEAR.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Company for the years ended December 31, 2014 and December 31, 2013 by our principal accounting firm Moss Adams LLP.

Type of Fee	Amount
	2014	2013
Audit Fees (1)	$99,000	$111,000
Audit-Related Fees (2)	4,000	-
Total Audit and Audit-Related Fees	103,000	111,000
Tax Fees (3)	-	-
All Other Fees (4)	-	-
Total Fees	$103,000	$111,000

(1)
Audit fees include fees for services rendered in connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2014 and 2013, and reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q during the applicable fiscal year.

(2)
Audit-related fees would include fees for services rendered for matters such as a business combination, sales of shares of the Company’s common stock, and responses to accounting and reporting-related matters.

(3)	Tax fees would include fees for services rendered for tax compliance, preparation of original and amended tax returns, claims for refunds and other tax services.
(4)
Our principal accounting firms did not perform nor bill the Company for any other services during the fiscal years ended December 31, 2014 and 2013 that are appropriately classified as “All Other Fees.”

The Audit Committee has concluded that the services provided by the principal accounting firm that were not related to the audit of the Company’s financial statements were at all times compatible with maintaining that firm’s independence.

Consistent with the rules of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for, and overseeing the work of, the independent auditor.  In recognition of this responsibility, the Audit Committee has included in its charter the responsibility to pre-approve “all auditing services and permitted non-auditing services proposed to be performed by the independent auditor, subject to the de minimis exceptions for non-audit services that were not recognized as non-audit services at the time of engagement and which are subsequently approved by the committee prior to completion of the audit.”  No fees were paid to the independent auditor pursuant to the “de minimis” exception to the foregoing pre-approval policy in 2014.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting.  If any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

STOCKHOLDER PROPOSALS

Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company’s Annual Meeting for the fiscal year ending December 31, 2015 must be received by the Company no later than February 17, 2016 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.  Additionally, if a stockholder wishes to present to the Company an item for consideration as an agenda item for a meeting without inclusion in the proxy statement, he, she or it must timely give notice to the Secretary and give a brief description of the business desired to be discussed.  To be timely for next year’s Annual Meeting, our bylaws require that such notice must have been delivered to or mailed to and received by the Company between 60 and 90 days prior to that Annual Meeting.  If we do not publicly announce our meeting date or give notice of our meeting date at least 70 days before next year’s Annual Meeting, stockholders may submit items for consideration as agenda items until 5:00 pm on the 15th day after the public disclosure or notice.

ANNUAL REPORT

The Annual Report to Stockholders is not a part of the proxy soliciting material enclosed herewith.  The Proxy Statement and Form of Proxy, as well as the Company’s Annual Report on Form 10-K, are available on the Company’s website www.capstonethx.com.  Upon the written request of any stockholder entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission.  Copies of exhibits to the Annual Report on Form 10-K are also available upon specific request and payment of 25 cents per page for reproduction plus $3.00 for postage and handling.  All requests should be directed to the Secretary of the Company at 1275 West Washington Street, Suite 104, Tempe, Arizona 85281.

HOUSEHOLDING

We have adopted the “householding” procedure approved by the Securities and Exchange Commission that allows the Company to deliver one Proxy Statement and Annual Report to a household of stockholders instead of delivering a set of documents to each stockholder in the household.  This procedure is more cost effective because it reduces the number of materials to be printed and mailed.  If they have elected, stockholders who share the same last name and address will receive one Proxy Statement and Annual Report per address unless the Company receives, or has previously received, contrary instructions.  Stockholders will continue to receive separate proxy cards/voting instruction forms to vote their shares.

If you would like to receive a separate copy of the Proxy Statement and Annual Report for this year, please write or call the Company at the following address or telephone number:  Capstone Therapeutics Corp., Corporate Secretary, 1275 West Washington Street, Suite 104, Tempe, Arizona 85281; (800) 937-5520.  Upon receipt of your request, the Company will promptly deliver the requested materials to you.

If you and other Capstone stockholders of record with whom you share an address currently receive multiple sets of the Proxy Statement and Annual Report, and you would like to receive only a single copy of each in the future, or if you and other Capstone stockholders of record with whom you share an address currently receive a single copy of the Proxy Statement and Annual Report, and you would like to receive a separate copy of each in the future, please contact our distribution agent, Broadridge, by calling (800) 542-1061 or writing to Broadridge, Attention Householding Department, 51 Mercedes Way, Edgewood, NY 11717.  If you hold your shares in street name (that is, through a bank, brokerage account or other record holder), please contact your bank, broker or the other record holder to request information about householding.

May 8, 2015                                           THE BOARD OF DIRECTORS

APPENDIX A

CAPSTONE THERAPEUTICS CORP.
2015 EQUITY INCENTIVE PLAN

INTRODUCTION.

Purpose.  This plan shall be known as the Capstone Therapeutics Corp. 2015 Equity Incentive Plan (the "Plan").  The purposes of the 2015 Equity Incentive Plan are to attract and retain the best available employees and directors of the Company or any Subsidiary which now exists or hereafter is organized or acquired by the Company, as well as appropriate third parties who can provide valuable services to the Company, to provide additional incentive to such persons and to promote the success and growth of the Company.  These purposes may be achieved through the grant of options to purchase Common Stock of Capstone Therapeutics Corp., the grant of Stock Appreciation Rights and the grant of Restricted Stock, as described below.

Effective Date.  The effective date of the Plan shall be June 19, 2015 (the "Effective Date"), subject to the approval of the Plan by shareholders of the Company at the 2015 annual meeting. Any Awards granted prior to such stockholder approval shall be expressly conditioned upon such stockholder approval of the Plan.

Successor Plan.  This Plan will replace the Company's 2005 Equity Incentive Plan (the "2005 Plan").  All outstanding awards under the 2005 Plan immediately prior to the Effective Date of this Plan shall continue to be governed by their applicable terms and conditions.

DEFINITIONS.

"Award" means an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right or Restricted Stock grant, as appropriate.

"Award Agreement"or "Agreement" means the agreement between the Company and the Grantee specifying the terms and conditions as described thereunder.  The Company may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Grantee.

"Board" means the Board of Directors of Capstone Therapeutics Corp.

"Change of Control" shall be defined as a change in ownership or control of the Company effected through any of the following transactions:  (a) a statutory share exchange, merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;  (b) any stockholder approved transfer or other disposition of all or substantially all of the Company’s assets (whether held directly or indirectly through one or more controlled Subsidiaries) except to or with a wholly-owned Subsidiary of the Company); or (c) the acquisition, directly or indirectly by any person or related group of persons of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to transactions with the Company’s stockholders.

"Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

"Committee" means the committee described in Article 4 or the person or persons to whom the committee has delegated its power and responsibilities under Article 4.

"Common Stock" or "Stock" means the common stock of the Company having a par value of $.0005 per share.

"Company" means Capstone Therapeutics Corp., a Delaware corporation.

"Fair Market Value" means, as applied to a specific date, the price of a share of Common Stock that is based on the opening, closing, actual, high, low or average selling prices of a share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to (i) the reported closing price of such stock on the New York Stock Exchange or other established stock exchange or Nasdaq National Market on such date, or if no sale of such stock shall have been made on that date, on the preceding date on which there was such a sale, (ii) if such stock is not then listed on an exchange or the Nasdaq National Market, the last trade price per share for such stock in the over-the-counter market as quoted on Nasdaq or the pink sheets or successor publication of the National Quotation Bureau on such date, or (iii) if such stock is not then listed or quoted as referenced above, an amount determined in good faith by the Board or the Committee.

"Grant Date" means the date on which an Award is deemed granted, which shall be the date on which the Committee authorizes the Award or such later date as the Committee shall determine in its sole discretion.

"Grantee" means an individual who has been granted an Award.

"Incentive Stock Option" or "ISO" means an option that is intended to meet the requirements of Section 422 of the Code and regulations thereunder.

"Non-Qualified Stock Option" or "NSO" means an option other than an Incentive Stock Option.

"Option" means an Incentive Stock Option or Non-Qualified Stock Option, as appropriate.

"Performance Goal" means a performance goal established by the Committee prior to the grant of any Award of Restricted Stock that is based on the attainment of goals relating to one or more operating or business criteria, measured on an absolute basis or in terms of growth or reduction related to the Company's objective to successfully develop synthetic therapeutics for unmet medical needs.  (Planned performance goals are confidential and, accordingly, not described herein).

"Plan" means the Capstone Therapeutics Corp. 2015 Equity Incentive Plan as set forth herein, as it may be amended from time to time.

"Restricted Stock" means shares or units of Common Stock which are subject to restrictions established by the Committee.

"Stock Appreciation Right" or "SAR" means the right to receive cash or shares of Common Stock based upon the excess of the Fair Market Value of one share of Common Stock on the date the SAR is exercised over the Fair Market Value of one share of Common Stock on the Grant Date.

"Subsidiary" means any corporation in which the Company or another entity qualifying as a Subsidiary within this definition owns 50% or more of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company or another entity qualifying as a Subsidiary within this definition owns 50% or more of the combined equity thereof.

SHARES SUBJECT TO AWARD.

Available Shares.  The number of shares of Common Stock of the Company which may be issued under the Plan shall not exceed 1,000,000 shares, all of which may be issued pursuant to the exercise of Incentive Stock Options.  No individual can be granted Awards covering, in the aggregate, more than 300,000 shares of Common Stock in any calendar year.  Shares issued under the Plan may come from authorized but unissued shares, from treasury shares held by the Company, from shares purchased by the Company on an open market for such purpose, or from any combination of the foregoing.  If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any shares subject to such Award again shall be available for the grant of an Award under the Plan.

Changes in Common Stock.  If any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Common Stock, resulting in a split or combination or exchange of shares, the Committee shall make or provide for such adjustment in the number of and class of shares which may be delivered under the Plan, and in the number and class of and/or price of shares subject to outstanding Awards as it may, in its discretion, deem to be equitable.

ADMINISTRATION

Administration by the Committee.  For purposes of the power to grant Awards to Company directors, the Committee shall consist of the entire Board.  For other Plan purposes, the Plan shall be administered by a committee designated by the Board to administer the Plan and shall initially be the Compensation Committee of the Board.  A majority of the members of the Committee shall constitute a quorum.  The approval of such a quorum, expressed by a vote at a meeting held either in person or by conference telephone call, or the unanimous consent of all members in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of the Plan.

Committee Powers.  The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan.  The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive.  The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.  Subject to the provisions of the Plan, the Committee shall have full and final authority to:

designate the persons to whom Awards shall be granted;

grant Awards in such form and amount as the Committee shall determine;

impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate;

waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Committee shall deem appropriate; and

modify, extend or renew any Award previously granted, provided that this provision shall not provide authority to reprice Awards to a lower exercise price.

Delegation by Committee. The Committee may delegate all or any part of its responsibilities and powers to any executive officer or officers of the Company selected by it.  Any such delegation may be revoked by the Board or by the Committee at any time.

STOCK OPTIONS.

Granting of Stock Options.  Options may be granted to directors, officers and key employees of the Company and any of its Subsidiaries, as well as appropriate third parties who can provide valuable services to the Company.  In selecting the individuals to whom Options shall be granted, as well as in determining the number of Options granted, the Committee shall take into consideration such factors as it deems relevant pursuant to accomplishing the purposes of the Plan.  A Grantee may, if he is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.  Option grants under the Plan shall be evidenced by agreements in such form and containing such provisions as are consistent with the Plan as the Committee shall from time to time approve.

Type of Option.  At the time each Option is granted, the Committee shall designate the Option as an Incentive Stock Option or a Non-Qualified Stock Option. Any Option designated as an Incentive Stock Option shall comply with the requirements of Section 422 of the Code, including the requirement that incentive stock options may only be granted to individuals who are employed by the Company, a parent or a Subsidiary corporation of the Company.  If required by applicable tax rules regarding a particular grant, to the extent that the aggregate fair market value (determined as of the date an Incentive Stock Option is granted) of the shares with respect to which an Incentive Stock Option grant under this Plan (when aggregated, if appropriate, with shares subject to other Incentive Stock Option grants made before said grant under this Plan or another plan maintained by the Company or any ISO Group member) is exercisable for the first time by an optionee during any calendar year exceeds $100,000 (or such other limit as is prescribed by the Code), such option grant shall be treated as a grant of Nonqualified Stock Options pursuant to Code Section 422(d).

Option Terms.  Each option grant agreement shall specify the number of Incentive Stock Options and/or Nonqualified Stock Options being granted; one option shall be deemed granted for each share of stock.  In addition, each option grant agreement shall specify the exercisability and/or vesting schedule of such options, if any.

Purchase Price.  The purchase price of the Common Stock covered by each Option shall be not less than the Fair Market Value of such Stock on the Grant Date.  Such price shall be subject to adjustment as provided in Article X hereof. The purchase price for a share subject to Option shall not be less than 100% of the Fair Market Value of the share on the date the option is granted, provided, however, the option price of an Incentive Stock Option shall not be less than 110% of the fair market value of such share on the date the option is granted to an individual then owning (after the application of the family and other attribution rules of Section 424(d) or any successor rule of the Code) more than 10% of the total combined voting power of all classes of stock of the Company.

Method of Exercise.  An Option that has become exercisable may be exercised from time to time by written notice to the Company stating the number of shares being purchased and accompanied by the payment in full of the Option price for such shares.  The purchase price may be paid by any of the following methods:  (a) by cash, (b) by check, (c) with the approval of the Committee, or if the applicable Award Agreement so provides, by delivering shares ("Delivered Stock"), (d) with the approval of the Committee, or if the applicable Award Agreement so provides, by surrendering to the Company shares otherwise receivable upon exercise of the Stock Option (a "Net Exercise"), or (e) any combination of the foregoing.  For purposes of the foregoing, Delivered Stock and shares used in a Net Exercise shall be valued at their Fair Market Value determined as of the date of exercise of the Option. Notwithstanding the foregoing, the Company may arrange for or cooperate in permitting broker-assisted cashless exercise procedures.

Shareholder Rights.  A Grantee shall not, by reason of any Options granted hereunder, have any right of a shareholder of the Company with respect to the shares covered by Options until shares of Stock have been issued.

STOCK APPRECIATION RIGHTS.

Granting of SARs.  The Committee may, in its discretion, grant SARs to directors, officers and key employees of the Company and any of its Subsidiaries, as well as appropriate third parties who can provide valuable services to the Company.  SAR grants under the Plan shall be evidenced by agreements in such form and containing such provisions as are consistent with the Plan as the Committee shall from time to time approve.

Method of Exercise.  An SAR that has become exercisable may be exercised by written notice to the Company stating the number of SARs being exercised.

Payment upon Exercise.  Upon the exercise of SARs, the Grantee shall be entitled to receive an amount determined by multiplying (a) the difference obtained by subtracting the Fair Market Value of a share of Common Stock as of the Grant Date of the SAR from the Fair Market Value of a share of Common Stock on the date of exercise, by (b) the number of SARs exercised.  At the discretion of the Committee, the payment upon the exercise of the SARs may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.  The number of available shares under Section 3.01 shall only be reduced by shares of Common Stock issued upon exercise of an SAR and shall not be affected by any cash payments.

EFFECT OF TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH.

Incentive Stock Options.  Unless otherwise provided herein or in a specific Option Agreement which may provide longer or shorter periods of exercisability, no ISO shall be exercisable after the expiration of the earliest of:

10 years from the date the option is granted, or five years from the date the option is granted to an individual owning (after the application of the family and other attribution rules of Section 424(d) of the Code) at the time such option was granted, more than 10% of the total combined voting power of all classes of stock of the Company, three months after the date the Grantee ceases to perform services for the Company or its Subsidiaries, if such cessation is for any reason other than death, disability (within the meaning of Code Section 22(e)(3)), or cause, one year after the date the Grantee ceases to perform services for the Company or its Subsidiaries, if such cessation is by reason of death or disability (within the meaning of Code Section 22(e)(3)), or the date the Grantee ceases to perform services for the Company or its Subsidiaries, if such cessation is for cause, as determined by the Board or the Committee in its sole discretion;

Non-Qualified Stock Options and SARs.  Unless otherwise provided herein or in a specific NSO or SAR  Agreement which may provide longer or shorter periods of exercisability, no NSO or SAR shall be exercisable after the expiration of the earliest of:

10 years from the date of grant,

two years after the date the Grantee ceases to perform services for the Company or its Subsidiaries, if such cessation is for any reason other than death, permanent disability, retirement or cause,

three years after the date the Grantee ceases to perform services for the Company or its Subsidiaries, if such cessation is by reason of the Grantee’s death, permanent disability or retirement; or

the date the Grantee ceases to perform services for the Company or its Subsidiaries, if such cessation is for cause, as determined by the Board or the Committee in its sole discretion;

ISOs, NSOs and SARs.  Unless otherwise provided in a specific grant agreement or determined by the Committee, an Option or SAR shall only be exercisable for the periods above following the date a Grantee ceases to perform services to the extent the option was exercisable on the date of such cessation.

RESTRICTED STOCK AWARDS.

Granting of Restricted Stock.  The Committee may, in its discretion, grant Restricted Stock to directors, officers and key employees of the Company and any of its Subsidiaries, as well as appropriate third parties who can provide valuable services to the Company.  Restricted Stock Awards may consist of shares issued subject to forfeiture if specified conditions are not satisfied ("Restricted Stock Shares") or agreements to issue shares of Common Stock in the future if specified conditions are satisfied ("Restricted Stock Units").

Terms of Restricted Stock Grants.  Each Restricted Stock Award shall be confirmed by, and be subject to the terms of, an agreement identifying the restrictions applicable to the Award.  Restricted Stock Awards shall be subject to the following terms and conditions:

The Committee may condition the grant of Restricted Stock upon the attainment of Performance Goals so that the grant qualifies as "performance-based compensation" within the meaning of Section 162(m) of the Code.  The Committee may also condition the grant of Restricted Stock upon such other conditions, restrictions and contingencies as the Committee may determine.

Except to the extent otherwise provided in the applicable Award Agreement and (c) below, the portion of the Restricted Stock Award still subject to restriction shall be forfeited by the Grantee upon termination of the Grantee’s service for any reason.

In the event of hardship or other special circumstances of a Grantee, the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s Restricted Stock Award.

If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the Grantee.

Shareholder Rights.  A Grantee receiving an Award of Restricted Stock Shares shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends.  Unless otherwise determined by the Committee, cash dividends shall be paid in cash and dividends payable in stock shall be paid in the form of additional Restricted Stock Shares.  A Grantee receiving an Award of Restricted Stock Units shall not be deemed the holder of any shares covered by the Award, or have any rights as a shareholder with respect thereto, until such shares are issued to him/her.

ACCELERATION OF EXERCISABILITY AND VESTING UNDER CERTAIN CIRCUMSTANCES.

Upon a Change in Control.  Notwithstanding any provision in the Plan to the contrary, unless the particular letter of grant provides otherwise, 75% of the unvested Awards held by each Grantee shall automatically become vested upon the occurrence, before the expiration or termination of such option, of a Change in Control.

Balance of Awards.  The balance of each Grantee’s unvested Awards will vest exercisable in 12 equal monthly installments following the occurrence of a Change in Control, or according to the Grantee’s individual vesting schedule as applicable without regard to this Article X, whichever is earlier.  If a Grantee loses his position with the Company as a result of or subsequent to the occurrence of a Change in Control, 100% of the unexpired and unvested Awards granted pursuant to this Plan held by such optionee shall automatically become vested upon such loss of position.

EFFECT OF CHANGE IN STOCK SUBJECT TO PLAN.

Merger, Consolidation or Reorganization.  In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation or a merger, consolidation or reorganization involving the Company in which the Company Stock ceases to be publicly traded, the Committee shall, subject to the approval of the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised option pursuant to either clause (a) or (b) below:

Appropriate provision may be made for the protection of such Award by the substitution on an equitable basis of appropriate shares of the surviving or related corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such Award immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the exercise price thereof; or

The Committee may cancel such Award.  In the event any Option or SAR is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Grantee an amount of cash (less normal withholding taxes) equal to the excess of the highest Fair Market Value per share of the Stock during the 60-day period immediately preceding the merger, consolidation or reorganization over the exercise price, multiplied by the number of shares subject to such Award.  In the event any other Award is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Grantee an amount of cash or stock, as determined by the Committee, based upon the highest Fair Market Value per share of the Stock during the 60-day period immediately preceding the cancellation.

Notwithstanding anything to the contrary, in the event a Change in Control should occur, the Committee shall have the right to cancel such Awards and pay the Grantee an amount determined under (b) above.

MISCELLANEOUS.

Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Plan. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, Grantees may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.

No Employment or Retention Agreement Intended.  Neither the establishment of, nor the awarding of Awards under this Plan shall be construed to create a contract of employment or service between any Grantee and the Company or its Subsidiaries; nor does it give any Grantee the right to continued service in any capacity with the Company or its Subsidiaries or limit in any way the right of the Company or its Subsidiaries to discharge any Grantee at any time and without notice, with or without cause, or to any benefits not specifically provided by this Plan, or in any manner modify the Company’s right to establish, modify, amend or terminate any profit sharing or retirement plans.

Non-transferability of Awards.  Any Award granted hereunder shall, by its terms, be non-transferable by a Grantee other than by will or the laws of descent and shall be exercisable during the Grantee’s lifetime solely by the Grantee or the Grantee’s duly appointed guardian or personal representative.  Notwithstanding the foregoing, the Committee may permit a Grantee to transfer a Non-Qualified Stock Option or SAR to a family member or a trust or partnership for the benefit of a family member, in accordance with rules established by the Committee.

Investment Representation.  Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended, each Grantee by accepting an Award represents and agrees, for himself or herself and his or her transferees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option grant will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of any option grant, the person entitled to exercise the same shall upon request of the Company furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution.  Furthermore, the Company may if it deems appropriate affix a legend to certificates representing shares of stock that such shares have not been registered with the Securities and Exchange Commission and may so notify its transfer agent.

Dissolution or Liquidation.  Upon the dissolution or liquidation of the Company, any outstanding Awards theretofore granted under this Plan shall be deemed canceled.

Controlling Law.  The law of the State of Delaware, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

Clawback.  The Awards granted under this Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of Awards or any shares or other cash or property received with respect to the Awards (including any value received from a disposition of the shares acquired upon payment of the Awards).

Section 409A Compliance.  To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code, and the Plan and all Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected Participant.

Termination and Amendment of the Plan.  The Plan will expire ten (10) years after the Effective Date, solely with respect to the granting of Incentive Stock Options or such later date as may be permitted by the Code for Incentive Stock Options.  The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall (a) impair without the Grantee’s consent any Award theretofore granted under the Plan or (b) be made without shareholder approval where such approval would be required as a condition of compliance with the Code or other applicable laws or regulatory requirements.

APPENDIX B

Second Amended and Restated Certificate of Incorporation

[Attached]

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CAPSTONE THERAPEUTICS CORP.

As amended through _________________

1.           Name.  The name of the corporation is:

Capstone Therapeutics Corp. (the “Corporation”)

2.           Registered Agent.  The name and address of the initial registered office and registered agent of the Corporation is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3.           Purpose.  The purpose for which this Corporation is organized is the transaction of any or all lawful activity for which corporations may be organized under the General Corporation Law of Delaware, as it may be amended from time to time.

4.           Election of Directors.  Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide.  Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

5.           Authorized Capital.  The total number of shares of stock which the Corporation shall have authority to issue is 152,000,000 shares, consisting of 150,000,000 shares of common stock having a par value of $.0005 per share (the “Common Stock”) and 2,000,000 shares of preferred stock having a par value of $.0005 per share (the “Preferred Stock”).

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Article 5, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)           The number of shares constituting that series and the distinctive designation of that series;

(b)           The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c)           Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d)           Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e)           Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)           Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)           The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(h)           Any other relative rights, preferences and limitations of that series.

5A.           Common Stock Put Right.

(a)	Definitions. For purposes of this Article 5A, the following terms shall have the following meanings:

(1)	“Available Cash” means Net Liquid Assets less Commitments and Contingencies, each calculated as of the Record Date.

(2)	“Change of Control Transaction” means the occurrence of any of the following:

(a) any “person” or “group” (as such terms are defined in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended, or any successor provisions (the “Exchange Act”)) becomes the “beneficial owner” (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of voting securities of the Corporation representing 50% or more of the total voting power of all outstanding voting securities of the Corporation;

(b) the sale, lease, license, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Corporation; or

(c)  any merger, consolidation, share exchange, business combination or similar transaction in which the Corporation is not the surviving entity or in which the holders of the outstanding shares of stock of the Corporation immediately prior to such transaction hold, immediately after such transaction, less than 51% of the total voting power of the outstanding securities of the surviving or resulting entity in such transaction.

(3)	“Commencement Date” means the date specified by the Corporation as the first date on which the Put Rights may be exercised, as set forth in the Put Notice.

(4)
“Commitments and Contingencies” means the amount of funds necessary to satisfy all obligations and liabilities of the Corporation, including contingent obligations and liabilities, which are then outstanding or would arise if the Corporation was liquidated, as determined by the Board of Directors in its sole and absolute discretion.

(5)
“Depositary” means the bank or trust company having combined capital, surplus and undivided profits of at least $500,000,000 which is appointed by the Corporation to serve as agent for the purpose of receiving certificates representing shares of Common Stock upon exercise of the Put Right, and distributing the Put Price therefor.

(6)
“Letter of Transmittal” means the notice delivered to each holder of record as of the Record Date, containing instructions as to how to exercise the Put Right, including a form of written notice for exercising the Put Right.

(7)
“Material Transaction” means a partnering, development or any other transaction, whether commercial, investment or otherwise, that the Board of Directors in its sole and absolute discretion determines is material to the Corporation.

(8)
“Net Liquid Assets” means the sum of the Corporation’s cash and cash equivalents and the liquidation value of the Corporation’s other disposable assets, as determined by the Board of Directors in its sole and absolute discretion.

(9)
“Put Notice” means the written notice from the Corporation to each holder of record of Common Stock on the Record Date, notifying such holder of the Put Right, the Commencement Date, the Closing Date, and the Put Price, and providing a Letter of Transmittal.

(10)	“Put Period” means the period beginning on the Commencement Date and ending on the Closing Date.

(11)	“Put Price” means an amount equal to 90% of Available Cash divided by the number of Puttable Shares.

(12)
“Put Right” means the right to require the Corporation to redeem all or any portion of such holder’s Puttable Shares at a cash price equal to the Put Price in accordance with and subject to the terms and conditions of this Article 5A.

(13)	“Puttable Shares” means all shares of Common Stock outstanding as of the Record Date.

(14)	“Record Date” means June 30, 2011.

(15)	“Closing Date” means July 31, 2011, or such later date as may be designated by the Board of Directors.

(b)	Each holder of record of Common Stock on the Record Date shall have a Put Right beginning on the Commencement Date and ending on the Closing Date.

(c)
With respect to each Puttable Share as to which the Put Right has been properly exercised, the Corporation shall pay the holder an amount equal to 90% of Available Cash divided by the number of shares of Common Stock outstanding as of the Record Date.

(d)
If, after the Record Date, the Corporation shall effect a subdivision or combination of the Common Stock into a greater or lesser number of shares of Common Stock, or declare a dividend on the Common Stock payable in shares of Common Stock, then in each such case the Put Price shall be adjusted by multiplying the Put Price in effect immediately prior to such event by the ratio of the number of shares of Common Stock outstanding immediately prior to such event to the number of shares of Common Stock outstanding immediately after such event.  If the Corporation shall at any time declare or pay any dividend on Common Stock in cash, securities or other property other than Common Stock, the Put Price shall be reduced by the per share value of such dividend.   The Board of Directors shall determine in its sole and absolute discretion the value of any non-cash dividend for purposes of calculating any adjustment to the Put Price.

(e)
As soon as practicable following the Record Date, the Corporation shall mail the Put Notice to each holder of record of Puttable Shares to such holder’s address as it appears on the stock register of the Corporation.  A holder of Puttable Shares may exercise his, her or its Put Right by delivering to the Depositary a duly and properly completed Letter of Transmittal during the Put Period, specifying, among other things, the number of Puttable Shares as to which the Put Right is being exercised and accompanied by a certificate or certificates representing such shares, with all necessary endorsements and stock powers.

(f)
As soon as practicable following the Closing Date, the Corporation shall deposit with the Depositary funds in an amount sufficient to pay the Put Price for all Puttable Shares as to which Put Rights have been properly exercised.  Each holder of Puttable Shares who has properly exercised the Put Right shall be paid the Put Price for each such share as soon as practicable following the Closing Date.  In the event that a holder of Puttable Shares exercises his, her or its Put Right with respect to less than all of the Puttable Shares held by such holder, a new certificate representing the shares of Common Stock as to which the Put Right was not exercised will be issued to the holder of such shares as soon as practicable after the Closing Date.

(g)
Notwithstanding any other provision of this Article 5A, the Corporation’s obligation to pay the Put Price in respect of Puttable Shares as to which Put Rights have been properly exercised shall be subject to the satisfaction of each of the following conditions:

(1)
compliance with all applicable federal and state securities laws, including without limitation the filing with the U.S. Securities and Exchange Commission of an issuer tender offer statement on Schedule TO and Schedule 13E-3, to the extent required;

(2)	compliance with all other applicable laws, including Delaware General Corporation Law §160 relating to repurchases of shares;

(3)	availability of sufficient cash to pay the Put Price in respect of all Puttable Shares as to which Put Rights have been properly exercised;

(4)	absence of any court or administrative order or proceeding prohibiting or seeking the prohibition of the consummation of the redemption of Puttable Shares hereunder; and

(5)	less than 100% of the Puttable Shares having been put pursuant to the Put Rights.

If any of the above conditions are not satisfied, the Corporation shall not be obligated to pay the Put Price in respect of Puttable Shares as to which Put Rights have been properly exercised.

(h)	Notwithstanding any other provision of this Article 5A, the Put Rights will terminate immediately upon the occurrence of any of the following:

(1)	the Corporation enters into a Material Transaction;

(2)	the Corporation consummates a Change of Control Transaction;

(3)	the Board of Directors approves a plan of dissolution or liquidation at any time prior to the redemption of Puttable Shares hereunder, whether before or after the Commencement Date; or

(4)
the Put Rights are exercised with respect to 100% of the Puttable Shares, in which case the Board of Directors shall promptly thereafter propose a plan of dissolution or liquidation to stockholders in accordance with the Delaware General Corporation Law.

(i)
Provided that all conditions to the payment of the Put Price have been satisfied and the Put Rights have not otherwise terminated in accordance with this Article 5A, the Corporation shall pay the Put Price in respect of all, and not less than all, Puttable Shares as to which Put Rights have been properly exercised.

6.           Classification and Terms of Directors.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than three directors nor more than nine directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors.  The directors shall be divided into three classes, designated Class I, Class II and Class III.  Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.  The terms of the initial Class I directors shall terminate on the date of the first annual meeting of stockholders held after the effective date of this Article 6; the term of the initial Class II directors shall terminate on the date of the second annual meeting of stockholders held after the effective date of this Article 6; and the term of the initial Class III directors shall terminate on the date of the third annual meeting of stockholders held after the effective date of this Article 6.  At each annual meeting of stockholders beginning with the first annual meeting held after the effective date of this Article 6, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining terms of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.  A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.  Any vacancy on the Board of Directors, howsoever resulting (including without limitation newly created directorships), may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.  Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article Five applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Six unless expressly provided by such terms.

7.           Removal of Directors.  Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article 7 as one class.

8.           Director Liability.  No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this Section 8 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

9.           Action by Consent of Stockholders.  Any action required or permitted to be taken by the stockholders must be effected at a duly called and noticed annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders.

10.           Compromise of Debts.  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court direct.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

11.           Special Voting Requirements.

(a)           Except as set forth in Section (b) of this Article 11, the affirmative vote of the holders of two-thirds of the outstanding stock of the Corporation entitled to vote shall be required for:

(1)           any merger or consolidation to which the Corporation, or any of its subsidiaries, and an Interested Person (as hereinafter defined) are parties;

(2)           any sale or other disposition by the Corporation, or any of its subsidiaries, of all or substantially all of its assets to an Interested Person;

(3)           any purchase or other acquisition by the Corporation, or any of its subsidiaries, of all or substantially all of the assets or stock of an Interested Person; and

(4)           any other transaction with an Interested Person which requires the approval of the stockholders of the Corporation under the GCL, as in effect from time to time.

(b)           The provisions of Section (a) of this Article 11 shall not be applicable to any transaction described therein if such transaction is approved by resolution of the Corporation’s Board of Directors, provided that a majority of the members of the Board of Directors voting for the approval of such transaction are Continuing Directors.  The term “Continuing Director” shall mean any member of the Board of Directors of the Corporation who is not the Interested Person, and not an affiliate, associate, representative or nominee of the Interested Person or of such an affiliate or associate that is involved in the relevant transaction, and (A) was a member of the Board of Directors prior to the date that the person, firm or corporation, or any group thereof, with whom such transaction is proposed, became an Interested Person or (B) whose initial election as a director of the Corporation succeeds a Continuing Director or is a newly created directorship, and in either case was recommended by a majority vote of the Continuing Directors then in office.

(c)           As used in this Article 11, the term “Interested Person” shall mean any person, firm or corporation, or any group thereof, acting or intending to act in concert, including any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, firm or corporation or group, which owns of record or beneficially, directly or indirectly, five percent (5%) or more of any class of voting securities of the Corporation.

12.           Special Meetings.  Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by the President, or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors, or at the request in writing of shareholders owning at least 35% of the capital stock issued and outstanding and entitled to vote.  Special meetings of the stockholders may not be called by any other person or persons.  Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of such meeting.

13.           Bylaws.  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized by majority vote of the whole Board of Directors to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation.  In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of two-thirds of the outstanding stock of the Corporation entitled to vote thereon; provided, if the Continuing Directors, as defined in Article 11 shall by a majority vote of such Continuing Directors have adopted a resolution approving the amendment or repeal proposal and have determined to recommend it for approval by the holders of stock entitled to vote thereon, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon.

14.           Certificate.  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to the reservations in Article 14.  Provided, however, the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding stock of the Corporation entitled to vote thereon, shall be required to alter, amend, or adopt any provision inconsistent with or repeal Articles 4, 6, 7, 9, 11, 12 and 13 and this Article 14; provided, if the Continuing Directors, as defined in Article 11 shall by a majority vote of such Continuing Directors have adopted a resolution approving the amendment or repeal proposal and have determined to recommend it for approval by the holders of stock entitled to vote thereon, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon.

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATION
OF
SERIES A PREFERRED STOCK
OF
CAPSTONE THERAPEUTICS CORP.

The undersigned, being the Executive Chairman of Capstone Therapeutics Corp. (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law, hereby certifies that, pursuant to the provisions of Section 151 of the Delaware General Corporation Law, the Board of Directors of the Corporation duly adopted the following resolution on June 24, 2014, which resolution remains in full force and effect as of the date hereof:

Series A Preferred Stock

RESOLVED, that the Board of Directors of the Corporation, pursuant to authority vested in it by the provisions of the Corporation’s Certificate of Incorporation (the “Charter”), hereby amends restates the powers, designations, preferences and relative, participating, optional or other rights of the Series A Preferred Stock of the Corporation, and the qualifications, limitations or restrictions thereof, as follows:

The first series of Preferred Stock, par value $.0005 per share, of the Corporation shall be, and hereby is, designated “Series A Preferred Stock” (the “Series A Shares”), and the number of shares constituting such series shall be One Million (1,000,000).  The relative rights and preferences of the Series A Shares shall be as follows:

Section A.                      Dividends and Distributions.

(1)           Subject to the prior and superior rights of the holders of any shares of any series of stock prior and superior to the Series A Shares with respect to dividends, the holders of Series A Shares, in preference to the holders of Common Stock, par value $.0005 per share, of the Corporation (the “Common Stock”) and of any other junior stock, shall be entitled to receive, when and as declared by the Board of Directors, out of any funds lawfully available therefor, cash dividends thereon, payable quarterly, from the date of issuance thereof, upon the tenth days of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series A Share, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.10 or (b) subject to the provisions for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend or distribution payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series A Share.  In the event the Corporation shall at any time after the first issuance of any Series A Share (i) declare any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amounts to which holders of Series A Shares were entitled immediately prior to such event under clause (a) and clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(2)           The Corporation shall declare a dividend or distribution on the Series A Shares as provided in paragraph (1) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend or distribution payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.10 per share on the Series A Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date; and provided further, that nothing contained in this paragraph (2) shall be construed so as to conflict with any provision relating to the declaration of dividends contained in the Charter.

(3)           Dividends shall begin to accrue and be cumulative on outstanding Series A Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the Series A Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of Series A Shares entitled to receive payment of a dividend or distribution declared thereon.

Section B.                      Redemption.                      The Series A Shares are not redeemable.

Section C.                      Liquidation, Dissolution or Winding Up.  In the event of the voluntary or involuntary liquidation of the Corporation the “preferential amount” that the holders of the Series A Shares shall be entitled to receive out of the assets of the Corporation shall be $0.10 per share plus all accrued and unpaid dividends thereon.

(1)           Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series A Shares unless, prior thereto, the holders of Series A Shares shall have received $0.10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”).  Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of Series A Shares unless, prior thereto, the holders of shares of common stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in paragraph (3) of this Section C to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”).  Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding Series A Shares and Common Stock, respectively, holders of Series A Shares and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to the Series A Shares and Common Stock, on a per share basis, respectively.

(2)           In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, that rank on a parity with the Series A Shares, then all such available assets shall be distributed ratably to the holders of the Series A Shares and the holders of such parity shares in proportion to their respective liquidation preferences.  In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then any such remaining assets shall be distributed ratably to the holders of Common Stock.

(3)           In the event the Corporation shall at any time after the first issuance of any Series A Share (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section D.                      Sinking Fund.                                The Preferred Shares shall not be entitled to the benefit of any sinking fund for the redemption or purchase of such shares.

Section E.                      Conversion.

(1)           Subject to paragraph (2) of this Section E, the Preferred Shares shall not be convertible.

(2)           In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series A Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section F.                      Voting Rights.

(1)           The holders of Series A Shares shall have no voting rights except as provided by Delaware statutes or by paragraph (2) of this Section F.

(2)           So long as any Series A Shares shall be outstanding, and in addition to any other approvals or consents required by law, without the consent of the holders of 66- 2/3% of the Series A Shares outstanding as of a record date fixed by the Board of Directors, given either by their affirmative vote at a special meeting called for that purpose, or, if permitted by law, in writing without a meeting:

(i)           The Corporation shall not sell, transfer or lease all or substantially all the properties and assets of the Corporation; provided, however, that nothing herein shall require the consent of the holders of Series A Shares for or in respect of the creation of any mortgage, pledge, or other lien upon all or any part of the assets of the Corporation.

(ii)           The Corporation shall not effect a merger or consolidation with any other corporation or corporations unless as a result of such merger or consolidation and after giving effect thereto holders of Series A Shares are entitled to receive a per share amount and type of consideration equal to 100 times the per share amount and type of consideration received by holders of shares of Common Stock, or (1) either (A) the Corporation shall be the surviving corporation or (B) if the Corporation is not the surviving corporation, the successor corporation shall be a corporation duly organized and existing under the laws of any state of the United States of America or the District of Columbia, and all obligations of the Corporation with respect to the Series A Shares shall be assumed by such successor corporation, (2) the Series A Shares then outstanding shall continue to be outstanding and (3) there shall be no alteration or change in the designation or the preferences, relative rights or limitations applicable to outstanding Series A Shares prejudicial to the holders thereof.

(iii) The Corporation shall not amend, alter or repeal any of the provisions of its Certificate of Incorporation in any manner that adversely affects the relative rights, preferences or limitations of the Series A Shares or the holders thereof.

Section G.                      Certain Restrictions.

(1)           Whenever quarterly dividends or other dividends or distributions payable on the Series A Shares as provided in Section A are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Shares outstanding shall have been paid in full, the Corporation shall not:

(i)           declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (as to dividends) to the Series A Shares;

(ii)           declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (as to dividends) with the Series A Shares, except dividends paid ratably on the Series A Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)           redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (as to dividends) to the Series A Shares; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation, ranking junior (as to dividends) to the Series A Shares; and

(iv)           purchase or otherwise acquire for consideration any Series A Shares, or any shares of stock ranking on a parity (as to dividends) with the Series A Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(2)           The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (1) of this Section G, purchase or otherwise acquire such shares at such time and in such manner.

Section H.  Fractional Shares.  The Corporation may issue fractions and certificates representing fractions of Series A Shares in integral multiples of 1/100th of a Series A Share, or in lieu thereof, at the election of the Board of Directors of the Corporation at the time of the first issue of any Series A Shares, evidence such fractions by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all rights, privileges and preferences to which they would be entitled as beneficial owners of Series A Shares.  In the event that fractional Series A Shares are issued, the holders thereof shall have all the rights provided herein for holders of full Series A Shares in the proportion that such fraction bears to a full share.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Designation of Series A Preferred Stock to be signed as of this ______ day of ___________, 20___.

CAPSTONE THERAPEUTICS CORP.

By:  ___________________________

Name:  John M. Holliman, III
Title:    Executive Chairman